UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): October 27, 2005


                                   UNOVA, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     001-13279                95-4647021
(State or other jurisdiction   (Commission file number)      (I.R.S. Employer
      of incorporation)                                   Identification Number)

                     6001 36th Avenue West                      98203-1264
                      Everett, Washington                       (Zip Code)
                         www.unova.com
          (Address of principal executive offices and internet site)

       Registrant's telephone number, including area code: (425) 265-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

UNOVA, Inc. (the "Company") has agreed to sell its Landis Grinding Systems division ("Landis") to members of Groupe Fives-Lille, which is engaged in international industrial engineering, pursuant to a Purchase and Sale Agreement dated October 27, 2005 (the "Agreement"). The selling parties under the Agreement are the Company and its wholly owned subsidiaries UNOVA Industrial Automation Systems, Inc. ("UIASI"), UNOVA U.K. Limited and UNOVA IP Corp. The purchasing parties are Compagnie de Fives-Lille, a private French company ("CFL"), Cinetic Landis Grinding Corp., a Delaware corporation ("Buyer US"), and Cinetic Landis Grinding Limited, a United Kingdom company.

Under the Agreement, the purchasing parties will acquire the global operations of Landis through the purchase of substantially all of the assets of the Landis Grinding Systems, Gardner Abrasives, and CITCO divisions of UIASI in the U.S. and the Landis Lund and Cranfield Precision divisions of UNOVA U.K. Limited in the United Kingdom.

The consideration for the purchased assets consists of $69 million in cash, a $10 million two-year note at an interest rate of five percent per annum guaranteed by CFL, and the assumption of certain liabilities, including approximately $30 million relating to pension and other post-retirement obligations. The purchase price is subject to possible adjustments based on net working assets at closing.

Pursuant to the Agreement, UIASI will retain two facilities. Buyer US will lease such Landis properties located in Waynesboro, Pennsylvania and South Beloit, Illinois on a triple net basis for two years and three years, respectively, at nominal rent for the first two years and at market rates thereafter. Buyer US has an option to purchase the Waynesboro property at fair market value, exercisable until the end of the third year.

The Agreement contains customary covenants and closing conditions, including operation of Landis in the ordinary course until the closing, obtaining third-party consents to the transaction, and noncompetition for five years in the U.S. and three years in the U.K.

Early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 was granted September 27, 2005. The transaction is also subject to clearance under the European Union merger control regulation; closing is expected to occur in December 2005, following receipt of such clearance.

Item 8.01.      Other Events

On October 28, 2005, the Company issued a press release announcing the execution of the Agreement, which release is attached as Exhibit 99.1 hereto.

Item 9.01       Financial Statements and Exhibits

(c)  Exhibits

Exhibit
Number          Description
99.1            Press release issued by UNOVA, Inc. dated October 28, 2005.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               UNOVA, INC.



                               By:  /s/ Cathy D. Younger
                               --------------------------------------
                                        Cathy D. Younger
                                Vice President, Corporate Secretary and
October 28, 2005                Senior Transactions Counsel